INDEPENDENT AUDITOR'S CONSENT


We consent to the use of this Amendment No. 1 Registration Statement of PYR Energy Corporation (formerly Mar Ventures Inc.) on Form SB-2 of our report dated September 23, 1997 (except for Note 8, as to which date is November 12, 1997) relating to the financial statements of PYR Energy Corporation (formerly Mar Ventures Inc.) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                      WHEELER WASOFF, P.C.


Denver, Colorado
November 13, 1997